As filed with the Securities and Exchange Commission on December 30, 1999

                                                 Registration No. 333-_________
================================================================================

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  COPART, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              --------------------

                 CALIFORNIA                                  94-2867490
       (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)
                              5500 E. SECOND STREET
                            BENICIA, CALIFORNIA 94510
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                             1992 STOCK OPTION PLAN
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                              --------------------

                                WILLIS J. JOHNSON
                             CHIEF EXECUTIVE OFFICER
                                  COPART, INC.
                              5500 E. SECOND STREET
                            BENICIA, CALIFORNIA 94510
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (707) 748-5000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                    Copy to:
                             JOHN B. GOODRICH, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI,
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                              --------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                            PROPOSED              PROPOSED
                                                                            MAXIMUM               MAXIMUM
                     TITLE                             AMOUNT               OFFERING             AGGREGATE             AMOUNT OF
               OF SECURITIES TO                        TO BE                 PRICE                OFFERING            REGISTRATION
                 BE REGISTERED                       REGISTERED            PER SHARE               PRICE                  FEE
===================================================================================================================================
Shares of Common Stock (1) under:
-- 1992 Stock Option Plan..................          1,000,000              $33.500 (2)         $33,500,000             $8,844.00
-- 1994 Employee Stock Purchase Plan.......            330,000              $28.475 (3)          $9,396,750             $2,480.74
TOTALS:                                              1,330,000                                  $42,896,750            $11,324.74
===================================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of the registrant's Common Stock that become issuable under any of these plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which increases the number of the registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of 100% of the average of the high and low sales prices reported on the NASDAQ National Market System on December 22, 1999 in accordance with Rule 457(c).

(3) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of 85% of the average of the high and low sales prices reported on the NASDAQ National Market System on December 22, 1999 in accordance with Rule 457(c).

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The registrant hereby incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission: Registration No. 033-81238 dated July 7, 1994 and Registration No. 033-97636 dated October 2, 1995.

ITEM 8.     Exhibits.

            Exhibit
             Number
            --------
               5.1   Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

              10.1 1992 Stock Option Plan, as amended, including form of Option Agreement

              10.2 1994 Employee Stock Purchase Plan, as amended, including form of Subscription Agreement

              23.1   Consent of KPMG LLP, Independent Auditors

              23.2   Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                     (Contained in Exhibit 5.1)

              24.1   Power of Attorney (See Page II-3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benicia, State of California, on December 30, 1999

                                  COPART, INC.



                                  By:    /s/ WILLIS J. JOHNSON
                                     ----------------------------------
                                        Willis J. Johnson,
                                        Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willis J. Johnson and Wayne R. Hilty, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                      TITLE                                      DATE
         ----------------------------                    ------------------------                       -------------
/s/ WILLIS J. JOHNSON                          Chief Executive Officer (Principal Executive          December 30, 1999
--------------------------------------         Officer) and Director
Willis J. Johnson


/s/ WAYNE R. HILTY                             Senior Vice President of Finance and Chief            December 30, 1999
--------------------------------------         Financial Officer (Principal Financial and
Wayne R. Hilty                                 Accounting Officer)


/s/ A. JAYSON ADAIR                            President and Director                                December 30, 1999
--------------------------------------
A. Jayson Adair


/s/ JAMES E. MEEKS                             Executive Vice President, Chief Operating             December 30, 1999
--------------------------------------         Officer and Director
James E. Meeks


/s/ JAMES GROSFELD                             Director                                              December 30, 1999
--------------------------------------
James Grosfeld


/s/ MARVIN L. SCHMIDT                          Director                                              December 30, 1999
--------------------------------------
Marvin L. Schmidt


/s/ JONATHAN VANNINI                           Director                                              December 30, 1999
--------------------------------------
Jonathan Vannini


/s/ HAROLD BLUMENSTEIN                         Director                                              December 30, 1999
--------------------------------------
Harold Blumenstein

                                                 INDEX TO EXHIBITS


    Exhibit
    Number       Description
    -------      -----------
      5.1        Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

     10.1        1992 Stock Option Plan, as amended, including form of Option Agreement

     10.2        1994 Employee Stock Purchase Plan, as amended, including form of Subscription Agreement

     23.1        Consent of KPMG LLP, Independent Auditors

     23.2        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (Contained in Exhibit 5.1)

     24.1        Power of Attorney (see Page II-3)